                  As filed with the Securities and Exchange Commission on 3/7/00
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ________________

                                iGo Corporation
            (Exact name of Registrant as specified in its charter)

             Delaware                                      94-3174623
     (State of incorporation)               (I.R.S. Employer Identification No.)

                              9393 Gateway Drive
                              Reno, Nevada 89511
                   (Address of principal executive offices)

                            _______________________

                  Amended and Restated 1996 Stock Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the Plans)

                            _______________________

                                 Mick Delargy
           Senior Vice President, Finance and Business Development,
                     Chief Financial Officer and Secretary
                                iGo Corporation
                              9393 Gateway Drive
                              Reno, Nevada 89511
                                (775) 746-6140
(Name, address and telephone number, including area code, of agent for service)

                            _______________________

                                   Copy to:

                                 David Garcia

                  Hale Lane Peek Dennison Howard and Anderson
                          A Professional Corporation
                     100 West Liberty Street, Tenth Floor
                              Reno, Nevada 89501
                                (775) 327-3000



              (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed          Proposed
                                                    Maximum          Maximum           Maximum          Amount of
                                                  Amount to be     Offering Price      Aggregate      Registration
                                                  Registered(1)      Per Share      Offering Price        Fee
  Title of Securities to be Registered
-----------------------------------------------------------------------------------------------------------------------------------
  1999 Employee Stock Purchase Plan

  Common Stock,
  $0.001 par value                               132,000 Shares       $7.81(2)       $ 1,030,920.00     $  275.00

  Amended and Restated 1996 Stock
  Option Plan

  Common Stock,
  $0.001 par value                             1,593,027 Shares       $4.54(3)       $ 7,232,342.58     $ 1950.00
  Common Stock,
  $0.001 par value                             1,102,736 Shares       $9.19(4)       $10,134,143.84     $ 2700.00


                   TOTAL                       2,827,763 Shares          --          $18,397,406.42     $ 4925.00
                   -----

_______________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The NASDAQ National Market on March 1, 2000 multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the NASDAQ National Market on March 1, 2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
                 ----------

          (a) The Registrant's Prospectus filed on October 15, 1999 pursuant to Rule 424B4 of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) The Registrant's Form 10-Q filed November 22, 1999 pursuant to 13(a) of the Exchange Act.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12G filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on
                                                              ------------
August 12, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that the indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

          We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our rights, arising out of such person's services as a director or executive officer to us, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8. Exhibits.
        --------

          Exhibit
          Number
          -------
          4.1  Amended and Restated 1996 Stock Option Plan*

          4.2  1999 Employee Stock Purchase Plan **

          5.1 Opinion of Hale Lane Peek Dennison Howard and Anderson, a Professional Corporation.

          23.1 Consent of Hale Lane Peek Dennison Howard and Anderson, a Professional Corporation (included in Exhibit 5.1).

          23.2 Consent of Deloitte & Touche LLP (see p. 6).

          24.1 Powers of Attorney (see p. 5).

             *Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-87423).

             **Incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-87423).

Item 9. Undertakings.
        ------------

             The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, iGo Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 3rd day of March, 2000.


                         IGO CORPORATION

                         By:  /s/ Mick Delargy
                              ---------------------------------
                              Mick Delargy
                              Senior Vice President, Finance and Business
                              Development, Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Hawk and Mick Delargy jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                              Date
     ---------                          -----                              ----
/s/ Ken Hawk             President, Chief Executive Officer,           March 3, 2000
-------------------
Ken Hawk                 Chairman of the Board and Chief
                         Energizing Officer (Principal Executive
                         Officer)

/s/ Mick Delargy         Senior Vice President, Finance and            March 3, 2000
-------------------
Mick Delargy             Business Development, Chief Financial
                         Officer and Secretary (Principal Financial
                         and Accounting Officer)

/s/ Darrell Boyle        Director                                      March 3, 2000
-------------------
Darrell Boyle

/s/ David Callard        Director                                      March 3, 2000
-------------------
David Callard

/s/ Peter Gotcher        Director                                      March 3, 2000
-------------------
Peter Gotcher

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of iGo Corporation on Form S-8 of our report dated July 16, 1999 (August 30, 1999 as to paragraphs 3, 4, 5, 7 and 8 of Note 10 and September 10, 1999 as to paragraph 6 of Note 10) appearing in the Prospectus of iGo Corporation filed on October 15, 1999, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Reno, Nevada

March 3, 2000

                               INDEX TO EXHIBITS


Exhibit
Number
-------
4.1*   Amended and Restated 1996 Stock Option Plan

4.2**  1999 Employee Stock Purchase Plan

5.1 Opinion of Hale Lane Peek Dennison Howard and Anderson, a Professional Corporation

23.1 Consent of Hale Lane Peek Dennison Howard and Anderson, a Professional Corporation (included in Exhibit 5.1).

23.2   Consent of Deloitte & Touche LLP (see p. 6).

24.1   Powers of Attorney (see p. 5).

     *Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-87423).

     **Incorporated by reference to Exhibit 10.2 filed iGo Corporation's Registration Statement on Form S-1, as amended (Registration No. 333-87423).